                                                                   EXHIBIT 99.04





                 AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES
          (A WHOLLY OWNED SUBSIDIARY OF AMBAC FINANCIAL GROUP, INC.)
                  CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS
                AS OF SEPTEMBER 30, 1997 AND DECEMBER 31, 1996
             AND FOR THE PERIODS ENDED SEPTEMBER 30, 1997 AND 1996

AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS


     (1)  BASIS OF PRESENTATION

     Ambac Assurance Corporation ("Ambac Assurance") is a leading insurer of municipal and structured finance obligations and has been assigned triple-A claims-paying ability ratings, the highest ratings available from Moody's Investors Service, Inc., Standard & Poor's Ratings Group, Fitch Investors Service, L.P., and Nippon Investors Services, Inc. Financial guarantee insurance underwritten by Ambac Assurance guarantees payment when due of the principal of and interest on the obligation insured. In the case of a default on the insured obligation, payments under the insurance policy may not be accelerated by the policyholder without Ambac Assurance's consent. As of September 30, 1997, Ambac Assurance's net insurance in force (principal and interest) was $249.4 billion. Ambac Assurance is a wholly-owned subsidiary of Ambac Financial Group, Inc., which is a holding company that provides through its affiliates financial guarantee insurance and financial services to clients in both the public and private sectors.

     American Municipal Bond Holding Company ("AMBH"), a wholly-owned subsidiary of Ambac Assurance, is a holding company for certain real estate interests.

     During the first quarter of 1997, Ambac Assurance established a new subsidiary in the United Kingdom, AMBAC Insurance UK Limited ("AMBAC UK"), which was authorized to conduct certain classes of general insurance business in the United Kingdom. As of February 4, 1997, AMBAC UK is the primary vehicle for the issuance of financial guarantee insurance policies in the United Kingdom and Europe.

     Ambac Assurance, as the sole limited partner, owns 90% of the total partnership interests of Ambac Financial Services, Limited Partnership ("AFS"), a limited partnership which provides interest rate swaps primarily to states, municipalities and municipal authorities. The sole general partner of AFS, Ambac Financial Services Holdings, Inc., a wholly-owned subsidiary Ambac Financial Group, Inc., owns a general partnership interest representing 10% of the total partnership interest in AFS.

          Ambac Assurance's consolidated unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial condition, results of operations and cash flows for the periods presented. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates. The results of operations for the nine months ended September 30, 1997 may not be indicative of the results that may be expected for the full year ending December 31, 1997. These financial statements and notes should be read in conjunction with the financial statements and notes included in the audited consolidated financial statements of Ambac Assurance Corporation and its subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996.

                 AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                   (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

                                                                        September 30, 1997           December 31, 1996
                                                                       --------------------         -------------------
                                                                           (unaudited)
Assets
------
Investments:
      Bonds held in available for sale account, at fair value
          (amortized cost of $2,530,218 in 1997 and $2,323,259 in 1996)         $2,667,860                  $2,424,524
      Short-term investments, at cost (approximates fair value)                    104,541                      91,320
                                                                       --------------------         -------------------
          Total investments                                                      2,772,401                   2,515,844

Cash                                                                                   295                       5,025
Securities purchased under agreements to resell                                     10,158                       4,369
Receivable for securities sold                                                      41,194                      18,462
Investment income due and accrued                                                   42,944                      42,263
Deferred acquisition costs                                                         103,922                      94,212
Prepaid reinsurance                                                                169,962                     168,786
Other assets                                                                        39,148                      59,544
                                                                       --------------------         -------------------
          Total assets                                                          $3,180,024                  $2,908,505
                                                                       ====================         ===================

Liabilities and Stockholder's Equity
------------------------------------

Liabilities:
      Unearned premiums                                                         $1,047,131                    $995,220
      Losses and loss adjustment expenses                                           61,087                      60,220
      Ceded reinsurance balances payable                                             4,544                       7,438
      Deferred income taxes                                                        110,431                      84,842
      Current income taxes                                                          11,050                       8,974
      Accounts payable and other liabilities                                        47,860                      50,244
      Payable for securities purchased                                              75,801                      46,246
                                                                       --------------------         -------------------
          Total liabilities                                                      1,357,904                   1,253,184
                                                                       --------------------         -------------------

Stockholder's equity:
      Preferred stock, par value $1,000.00 per share; authorized
          shares - 285,000; issued and outstanding shares - none                      -                            -
      Common stock, par value $2.50 per share; authorized shares
          - 40,000,000; issued and outstanding shares - 32,800,000
          at September 30, 1997 and December 31, 1996                               82,000                      82,000
      Additional paid-in capital                                                   521,123                     515,684
      Unrealized gains on investments, net of tax                                   89,467                      65,822
      Cumulative translation adjustment                                               (154)                       -
      Retained earnings                                                          1,129,684                     991,815
                                                                       --------------------         -------------------
          Total stockholder's equity                                             1,822,120                   1,655,321
                                                                       --------------------         -------------------
          Total liabilities and stockholder's equity                            $3,180,024                  $2,908,505
                                                                       ====================         ===================

See accompanying Notes to Consolidated Unaudited Financial Statements.

                 AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
               FOR THE PERIODS ENDED SEPTEMBER 30, 1997 AND 1996
                            (DOLLARS IN THOUSANDS)

                                                            Three Months Ended                      Nine Months Ended
                                                               September 30,                           September 30,
                                                  --------------------------------------  --------------------------------------
                                                         1997                1996                1997               1996
                                                  ------------------  ------------------  ------------------  ------------------
Revenues:

    Gross premiums written                                 $53,444             $67,875            $180,207            $177,935
    Ceded premiums written                                  (6,495)             (9,813)            (19,122)            (29,261)
                                                  ------------------  ------------------  ------------------  ------------------
          Net premiums written                              46,949              58,062             161,085             148,674

    Increase in unearned premiums                          (10,860)            (23,900)            (50,743)            (45,840)
                                                  ------------------  ------------------  ------------------  ------------------
          Net premiums earned                               36,089              34,162             110,342             102,834

    Net investment income                                   40,206              36,977             118,100             107,466
    Net realized gains                                      13,931              (5,381)             18,222              64,555
    Other income                                             4,120               2,377              10,436              13,182
                                                  ------------------  ------------------  ------------------  ------------------
         Total revenues                                     94,346              68,135             257,100             288,037
                                                  ------------------  ------------------  ------------------  ------------------


Expenses:

    Losses and loss adjustment expenses                        730               1,301               2,122               3,811
    Underwriting and operating expenses                     11,244               9,713              33,061              31,379
    Interest expense                                           566                 514               1,696               1,542
                                                  ------------------  ------------------  ------------------  ------------------
         Total expenses                                     12,540              11,528              36,879              36,732
                                                  ------------------  ------------------  ------------------  ------------------

         Income before income taxes                         81,806              56,607             220,221             251,305
                                                  ------------------  ------------------  ------------------  ------------------

Income tax expense:

    Current taxes                                           12,051              10,521              36,176              62,834
    Deferred taxes                                           7,190                 888              12,857               1,648
                                                  ------------------  ------------------  ------------------  ------------------

         Total income taxes                                 19,241              11,409              49,033              64,482
                                                  ------------------  ------------------  ------------------  ------------------

         Net income                                        $62,565             $45,198            $171,188             186,823
                                                  ==================  ==================  ==================  ==================


See accompanying Notes to Consolidated Unaudited Financial Statements.

                 AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
               FOR THE PERIODS ENDED SEPTEMBER 30, 1997 AND 1996
                            (DOLLARS IN THOUSANDS)

                                                                         Nine Months Ended
                                                                            September 30,
                                                               -------------------------------------
                                                                     1997                1,996
                                                               ----------------    -----------------

Cash flows from operating activities:
     Net income                                                       $171,188             $186,823
     Adjustments to reconcile net income to net cash
            provided by operating activities:
     Depreciation and amortization                                       1,292                1,463
     Amortization of bond premium and discount                            (779)              (1,525)
     Current income taxes                                                2,076               15,134
     Deferred income taxes                                              12,857                1,648
     Deferred acquisition costs                                         (9,710)              (7,402)
     Unearned premiums                                                  50,735               45,840
     Losses and loss adjustment expenses                                   867               (5,826)
     Ceded reinsurance balances payable                                 (2,894)              (3,374)
     Gain on sales of investments                                      (18,222)             (64,555)
     Other, net                                                         22,932               (2,004)
                                                               ----------------    -----------------
            Net cash provided by operating activities                  230,342              166,222
                                                               ----------------    -----------------

Cash flows from investing activities:
     Proceeds from sales of bonds at amortized cost                  1,085,317            1,210,927
     Proceeds from maturities of bonds at amortized cost                87,000               78,368
     Purchases of bonds at amortized cost                           (1,358,009)          (1,462,567)
     Change in short-term investments                                  (13,221)              12,846
     Proceeds from sale of affiliate                                      -                 115,865
     Securities purchased under agreements to resell                    (5,789)              (4,346)
     Other, net                                                          2,630               (1,724)
                                                               ----------------    -----------------
            Net cash used in investing activities                     (202,072)             (50,631)
                                                               ----------------    -----------------

Cash flows from financing activities:
     Dividends paid                                                    (33,000)            (145,865)
     Capital contribution                                                 -                  32,500
                                                               ----------------    -----------------
            Net cash used in financing activities                      (33,000)            (113,365)
                                                               ----------------    -----------------

            Net cash flow                                               (4,730)               2,226
Cash at January 1                                                        5,025                6,912
                                                               ----------------    -----------------
Cash at September 30                                                      $295               $9,138
                                                               ================    =================

Supplemental disclosure of cash flow information:
     Cash paid during the year for:
            Income taxes                                               $29,900              $13,300
                                                               ================    =================

See accompanying Notes to Consolidated Unaudited Financial Statements.